UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2019

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2500 Innovation Way Greenfield, Indiana	46140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01.          Change in Control of the Registrant.

On March 11, 2019, Eli Lilly and Company (“Lilly”) announced the preliminary results of its exchange offer (the “Exchange Offer”) pursuant to which Lilly disposed of all of the shares of common stock of Elanco Animal Health Incorporated (“Elanco” or the “Company”) owned by Lilly. The Exchange Offer is described in a registration statement on Form S-4 (File No. 333- 229577) originally filed by Elanco with the Securities and Exchange Commission (“SEC”) on February 8, 2019, including in a final prospectus filed by Elanco with the SEC on March 5, 2019.

According to the preliminary results as announced by Lilly, it accepted 65,000,775 shares of its common stock in the Exchange Offer, in exchange for 293,290,000 shares of Elanco common stock, representing approximately 80.2% of Elanco’s outstanding common stock as of February 5, 2019. As a result, Lilly no longer owns any voting or economic interest in Elanco’s common stock.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2019, in connection with the completion of the Exchange Offer, Carl L. McMillian, David A. Ricks, Aarti S. Shah, and Joshua L. Smiley each resigned from Elanco’s Board of Directors (the “Board”).  Effective March 11, 2019, John P. Bilbrey, Deborah T. Kochevar, Kirk McDonald and Denise Scots-Knight (together, the “New Directors”) were appointed to the Board.  Effective March 11, 2019, the classes of the Board consist of the following members:

•                  Class I with terms expiring at the 2019 annual meeting of shareholders is comprised of Kapila K. Anand (who resigned as Class II director and was re-appointed immediately as Class I director), John P. Bilbrey, R. David Hoover (who resigned as Class III director and was re-appointed immediately as Class I director) and Lawrence E. Kurzius (who resigned as Class III director and was re-appointed immediately as Class I director) ;

•                  Class II with terms expiring at the 2020 annual meeting of shareholders is comprised of Michael J. Harrington, Deborah T. Kochevar and Kirk McDonald; and

•                  Class III with terms expiring at the 2021 annual meeting of shareholders is comprised of Denise Scots-Knight and Jeffrey N. Simmons.

Effective March 11, 2019, the Nominating and Corporate Governance Committee of the Board is comprised of Mr. Hoover (Chair), Dr. Kochevar and Mr. McDonald, the Compensation Committee of the Board is comprised of Mr. Kurzius (Chair), Dr. Kochevar, Mr. McDonald and Dr. Scots-Knight and the Audit Committee of the Board is comprised of Ms. Anand (Chair), Mr. Bilbrey and Mr. Hoover.

The New Directors will participate in the same compensation program as each of the Company’s other non-employee directors, as described under “Director Compensation” in Elanco’s prospectus relating to the Exchange Offer filed with the SEC on March 5, 2019. This includes, for each New Director, an annual retention fee of $70,000 in cash and an annual equity award granted under the Elanco Directors’ Deferral Plan in the number of Elanco shares having a grant date value equal to $180,000.

Item 7.01             Regulation FD Disclosure

A copy of the press release announcing the appointment of the New Directors is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Elanco Animal Health Incorporated, dated March 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

March 13, 2019	By:	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Corporate Secretary